SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________

FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

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Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On September 18, 2023, Bausch Health Companies Inc. (the “Company”) filed a Current Report on Form 8-K under Items 5.02, 7.01 and 9.01 (the “Original Report”) to report the resignation of Tom G. Vadaketh as Executive Vice President, Chief Financial Officer of the Company, effective October 13, 2023, and the appointment of John S. Barresi, the Company’s Senior Vice President, Controller and Chief Accounting Officer, to also serve as interim Chief Financial Officer, effective upon Mr. Vadaketh’s termination date. At the time of the filing of the Original Report, Mr. Barresi’s compensation in connection with his appointment as interim Chief Financial Officer had not been finalized. The Company is filing this Form 8-K/A as an amendment to the Original Report to disclose the material terms of the changes made to Mr. Barresi’s compensation in connection with his appointment as interim Chief Financial Officer that were approved by the Talent and Compensation Committee of the Board of Directors (the “Compensation Committee”) on September 26, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with his appointment as interim Chief Financial Officer, Mr. Barresi will be entitled to receive: (i) a bi-weekly cash stipend of $5,000, which will be paid in addition to his regular base pay during the time he serves in the role of interim Chief Financial Officer, and (ii) a cash retention award of $100,000, which will be payable as follows: (i) $50,000 on the first regular payroll date after October 1, 2023, and (ii) $50,000 on the first regular payroll date after October 1, 2024, provided that Mr. Barresi remains an employee on the applicable payment date; provided that, in the event Mr. Barresi resigns or is terminated for Cause, in either case within the 12 months following receiving any payment of the cash award, he will be required to reimburse the Company the full amount of such cash award calculated on an after-tax basis. In addition, while serving as interim Chief Financial Officer, Mr. Barresi will be eligible for enhanced severance benefits in the event of his termination of employment without “cause” (a “Qualifying Termination”) equal to 1.5 times the sum of his (i) annual base salary and (ii) target annual cash bonus opportunity, and a pro-rata annual cash bonus for the year of termination. If Mr. Barresi’s Qualifying Termination occurs during the 12 month period following a “change of control” while serving as interim Chief Financial Officer, his severance will be equal to two (2) times the sum of his (i) annual base salary and (ii) target annual cash bonus opportunity and a pro-rata annual cash bonus for the year of termination. The payment of any such severance is subject to Mr. Barresi’s execution and non-revocation of a release of claims.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	The cover page from this Amended Current Report on Form 8-K/A, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Seana Carson
Name:	Seana Carson
Title:	Executive Vice President, General Counsel

Date: September 29, 2023